Exhibit 99.1

ADM Reports Fourth Quarter Adjusted Earnings of $0.61 per Share
Net earnings of $718 million, or $1.19 per share
Company announces 7 percent increase in quarterly dividend

CHICAGO, Feb. 2, 2016—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended Dec. 31, 2015.

The company reported adjusted earnings per share1 of $0.61, down from $1.00 in the same period last year. Adjusted segment operating profit1 was $599 million, down 47 percent from $1,128 million in the year-ago period. Net earnings for the quarter were $718 million, or $1.19 per share, and segment operating profit1 was $900 million. Global dynamics reduced margins across the U.S. agricultural export sector, the U.S. ethanol industry and in the soybean crushing industry worldwide.

“Adverse market conditions that impacted many of our businesses earlier in the year continued through the fourth quarter,” said Juan Luciano, ADM chairman and CEO. “Despite the challenging conditions, we achieved 2015 adjusted ROIC of 7.3 percent, 70 basis points above our annual cost of capital, generating positive EVA. In the fourth quarter, we advanced our strategic plan by expanding our international corn processing footprint with the acquisition of Eaststarch, progressing our destination marketing strategy with the announcement of the Medsofts Egyptian joint venture, and strengthening our European Olenex refined oils joint venture. And, today we are announcing an investment in Harvest Innovations, a leading producer of non-GMO, organic and gluten-free ingredients. From a portfolio management perspective, we completed the sale of our global cocoa business.

“With current headwinds likely to persist, we remain focused on the areas within our control. We will continue to implement our pipeline of operational excellence initiatives, with an objective of an incremental $275 million of run-rate savings by the end of the calendar year. As part of the evolution of our strategic plan, we are taking a fresh look at the capital intensity of our operations and portfolio, seeking innovative ways to lighten-up and redeploy capital in our efforts to drive long-term returns.

“In 2016, our balanced capital allocation framework remains a priority, including a quarterly dividend rate increase of 7 percent to $0.30 per share, and share repurchases of between $1.0 billion and $1.5 billion, subject to strategic capital requirements. With a strong balance sheet, we will also remain opportunistic for investments, especially bolt-ons, in this more challenged macro environment.”

Fourth Quarter 2015 Highlights1

•	Adjusted EPS of $0.61 excludes approximately $0.70 of gains on sale or revaluation of assets, $0.24 of charges related to asset impairments and restructurings, and other net credits of $0.12.

•	Agricultural Services decreased $207 million compared to a very strong quarter last year amid lower North American export volumes and margins.

•	Corn Processing decreased $155 million as U.S. ethanol industry margins were lower due to pricing pressures brought on from declining crude oil prices and high industry production levels.

•	Oilseeds Processing results were lower than the very strong year-ago period, as global soybean crush margins declined significantly during the quarter.

•	Wild Flavors and Specialty Ingredients earned $47 million, with WILD Flavors achieving its first-year accretion target of $0.10 per share.

•	Trailing four-quarter-average adjusted ROIC was 7.3 percent, 70 basis points above annual WACC of 6.6 percent.

•	During 2015, the company returned $2.7 billion to shareholders through dividends and the repurchase of 43 million shares.

1 Non-GAAP financial measures; see pages 4 and 9 for explanations and reconciliations, including after-tax amounts.

Dividend Declaration

•
ADM’s Board of Directors has declared a quarterly cash dividend of $0.30 per share, an increase of more than 7 percent from the prior quarterly rate, resulting in estimated annual dividend payments of $700 million in 2016.

•	The dividend is payable on March 8, 2016, to shareholders of record at the close of business on Feb. 16, 2016. As of Dec. 31, 2015, there were 595,328,637 shares of ADM common stock outstanding.

Ag Services Earnings Decline on Lower North American Margins and Export Volumes
Agricultural Services operating profit was $214 million, down $207 million from the very strong year-ago period when ADM exported and handled record grain volumes in 2014.

Merchandising and handling earnings declined $163 million to $100 million. Despite a large 2015 U.S. crop, low commodity prices limited grain movements, resulting in fewer merchandising opportunities. In addition, a strong U.S. dollar, along with ample global crop supplies limited U.S. export volumes and margins. These declines were partially offset by improved performance by ADM's Global Trade Desk.

Transportation results declined $39 million to $53 million, as lower U.S. exports reduced barge freight rates and volumes.

Milling and other had another strong quarter, down slightly to $61 million.

Corn Processing Earnings Decline; Solid Sweetener Results Offset by Lower Ethanol Results
Corn Processing operating profit decreased from $281 million to $126 million.

Sweeteners and starches results improved $48 million to $102 million as the business continued to perform well, with lower input costs and good demand.

Bioproducts results declined from $227 million to $24 million as steep declines in crude oil prices drove lower ethanol prices. This, combined with continued high industry production levels, progressively reduced industry margins through the quarter.

In addition, lysine operating profits were challenged by excess global supply resulting in declines in pricing and margins --- and some production outages in our plant.

Oilseeds Earnings Lower vs. Very Strong Year-Ago Quarter
Oilseeds operating profit of $195 million decreased $164 million from the strong year-ago results.
Crushing and origination operating profit declined $120 million from last year's high levels to $86 million. Global soybean crush margins decreased throughout the quarter driven by anticipation of more competitive Argentine soybean meal entering well-supplied world markets. In addition, ample global meal supplies, in combination with the strong U.S. dollar, further negatively impacted U.S. meal exports and margins. Brazilian origination results were lower as grain was commercialized earlier in the year compared to the prior year. Softseed margins remained under pressure due to lower prices.

Refining, packaging, biodiesel and other generated a profit of $57 million for the quarter, down $6 million from year-ago results as declining crude oil prices and weaker global demand pressured global biodiesel margins.

Cocoa and other results decreased $25 million, to $4 million, reflecting the sale of the cocoa business in October 2015.

Oilseeds results in Asia for the quarter declined $13 million from the year-ago period due primarily to non-operating charges included in Wilmar's Q3 results.

WFSI Earns $47 million, as WILD Flavors Achieves First-Year Accretion Target
In the fourth quarter, WFSI operating profit was $47 million. Positive contributions from WILD Flavors, SCI and Eatem Foods offset declines in some of the other specialty ingredients businesses, which were impacted by various factors including weaker sales overseas.

In its first full year as part of ADM, WILD Flavors contributed $0.10 of earnings accretion.

Other Items of Note
Segment Operating profit of $900 million as reported for the quarter includes a net gain of $212 million on the sale of the global cocoa and chocolate businesses and a $185 million gain on the revaluation of the company’s previously held investment in Eaststarch C.V. in conjunction with the acquisition of the remaining interest and other gains/losses totaling $6 million. In addition, fourth quarter earnings before income taxes include a number of impairment and restructuring charges totaling $171 million.

For the fourth quarter, the effective tax rate was negative 2 percent, significantly impacted by the tax effects of portfolio transactions, including the gain on sale of the global cocoa business, the gain on revaluation of the Eaststarch investment, planning related to the WILD acquisition, and other adjustments. Excluding these items and their tax impacts, the effective tax rate was 24 percent for the fourth quarter and 27 percent for the full year, and was favorably impacted by geographic mix and discrete tax items.

As additional information to help clarify underlying business performance, the tables on page 9 include both adjusted EPS as well as adjusted EPS excluding significant timing effects.

Conference Call Information
ADM will host a webcast on February 2, 2016, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast. For shareholders without internet access, ADM has a limited number of telephone access codes available. For more information, please call ADM Investor Relations at 217-451-4647.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. ADM’s filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with more than 32,300 employees serving customers in more than 160 countries. With a global value chain that includes 428 crop procurement locations, 280 ingredient manufacturing facilities, 39 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
Steve Schrier                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure
(unaudited)

	Quarter ended December 31			Year ended December 31
(In millions)	2015	2014	Change	2015	2014	Change
Agricultural Services Operating Profit
Merchandising and handling (excl. specified items)	$100	$263	$(163)	$305	$511	$(206)
Milling and other	61	66	(5)	244	203	41
Transportation (excluding specified item)	53	92	(39)	135	187	(52)
Gain on acquisition/JV expansion/sale of assets*	6	—	6	33	156	(123)
Impairment and restructuring charges*	(1)	(14)	13	(3)	(14)	11
Total Agricultural Services	$219	$407	$(188)	$714	$1,043	$(329)
Corn Processing Operating Profit
Sweeteners and starches (excl. specified items)	$102	$54	$48	$457	$430	$27
Bioproducts (excluding specified items)	24	227	(203)	149	711	(562)
Gain on sale or revaluation of assets*	185	—	185	191	—	191
Corn hedge timing effects*	(9)	13	(22)	(13)	25	(38)
Impairment and restructuring charges*	(102)	(18)	(84)	(136)	(18)	(118)
Total Corn Processing	$200	$276	$(76)	$648	$1,148	$(500)
Oilseeds Processing Operating Profit
Crushing and origination (excluding specified items)	$86	$206	$(120)	$793	$744	$49
Refining, packaging, biodiesel, and other (excluding specified item)	57	63	(6)	270	314	(44)
Cocoa and other (excluding specified items)	4	29	(25)	38	109	(71)
Asia (excluding specified item)	48	61	(13)	188	167	21
Gain on sale of assets*	206	126	80	306	126	180
Impairment and restructuring charges*	(34)	(3)	(31)	(66)	(3)	(63)
Biodiesel credits*	34	52	(18)	—	—	—
Cocoa hedge timing effects*	25	12	13	45	(17)	62
Total Oilseeds Processing	$426	$546	$(120)	$1,574	$1,440	$134
Wild Flavors & Specialty Ingredients Operating Profit
Wild Flavors and Specialty Ingredients	$47	$40	$7	$289	$238	$51
Impairment and restructuring charges*	(9)	(33)	24	(9)	$(33)	24
Total Wild Flavors and Specialty Ingredients	$38	$7	$31	$280	$205	$75
Other Operating Profit
Financial	$17	$27	$(10)	$56	$79	$(23)
Total Other	$17	$27	$(10)	$56	$79	$(23)

Segment Operating Profit	$900	$1,263	$(363)	$3,272	$3,915	$(643)
*Memo: Adjusted Segment Operating Profit	$599	$1,128	$(529)	$2,924	$3,693	$(769)

Corporate Results
LIFO credit (charge)	$(14)	$16	$(30)	$2	$245	$(243)
Interest expense - net	(71)	(75)	4	(297)	(318)	21
Unallocated corporate costs	(89)	(118)	29	(433)	(414)	(19)
Minority interest and other charges	(25)	(90)	65	(260)	(298)	38
Total Corporate	$(199)	$(267)	$68	$(988)	$(785)	$(203)
Earnings Before Income Taxes	$701	$996	$(295)	$2,284	$3,130	$(846)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit is segment operating profit adjusted, where applicable, for specified items and timing effects (see items denoted*). Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and timing effects. Segment operating profit and adjusted segment operating profit are non-GAAP financial measures and are not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended December 31		Year ended December 31
	2015	2014	2015	2014
	(in millions, except per share amounts)

Revenues	$16,445	$20,894	$67,702	$81,201
Cost of products sold	15,580	19,443	63,682	76,433
Gross profit	865	1,451	4,020	4,768
Selling, general, and administrative expenses	482	637	2,010	1,907
Asset impairment, exit, and restructuring costs	104	74	200	105
Equity in (earnings) losses of unconsolidated affiliates	(103)	(141)	(390)	(372)
Interest income	(19)	(30)	(71)	(92)
Interest expense	73	86	308	337
Other (income) expense - net	(373)	(171)	(321)	(247)
Earnings before income taxes	701	996	2,284	3,130
Income taxes	16	(291)	(438)	(877)
Net earnings including noncontrolling interests	717	705	1,846	2,253
Less: Net earnings (losses) attributable to noncontrolling interests	(1)	4	(3)	5
Net earnings attributable to ADM	$718	$701	$1,849	$2,248

Diluted earnings per common share	$1.19	$1.08	$2.98	$3.43

Average number of shares outstanding	603	649	621	656

Other (income) expense - net consists of:
Gain on sale/revaluation of assets/business (a)	$(433)	$(154)	$(572)	$(351)
Loss on debt extinguishment	—	—	189	—
Loss on foreign exchange hedges	—	—	—	102
Other - net	60	(17)	62	2
	$(373)	$(171)	$(321)	$(247)

(a) Current period gain includes disposals in Ag Services (Q4 $6 million, YTD $35 million) related principally to the revaluation of the Company's previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest in Q2, Corn (Q4 $192 million, YTD $200 million) related principally to the revaluation of the Company’s previously held investment in Eaststarch C.V. in conjunction with the acquisition of the remaining interest in Q4 and the sale of the lactic business in Q2, Oilseeds (Q4 $230 million, YTD $332 million) related to the sales of the global cocoa business in Q4 and the global chocolate business in Q3 and the Barcarena export terminal transaction in Q2, and individually insignificant gains in Wild Flavors and Specialty Ingredients and Corporate (Q4 and YTD $5 million). Prior period gain includes disposals in Ag Services (Q4 $4 million, YTD $185 million), Corn (Q4 $7 million, YTD $6 million), Oilseeds (Q4 $134 million, YTD $150 million), and Corporate (Q4 $9 million, YTD $10 million). Prior period gain includes disposals in Ag Services related principally to a $156 million gain on the expansion of the ADM-Marubeni joint venture in Q3'14, Oilseeds related principally to a $126 million gain on the sale of the fertilizer business in Q4'14, and other individually insignificant disposals.

Summary of Financial Condition
(Unaudited)

	December 31, 2015	December 31, 2014
	(in millions)
NET INVESTMENT IN
Cash and cash equivalents (b)	$910	$1,099
Short-term marketable securities (b)	438	515
Operating working capital (a)	7,074	7,771
Property, plant, and equipment	9,853	9,851
Investments in and advances to affiliates	3,901	3,892
Long-term marketable securities	439	485
Goodwill and other intangibles	3,688	3,392
Other non-current assets	447	349
Net current assets held for sale	—	1,173
	$26,750	$28,527
FINANCED BY
Short-term debt (b)	$86	$108
Long-term debt, including current maturities (b)	5,791	5,552
Deferred liabilities	2,958	3,237
Shareholders' equity	17,915	19,630
	$26,750	$28,527

(a)
Current assets (excluding cash and cash equivalents, short-term marketable securities, and current assets held for sale) less current liabilities (excluding short-term debt, current maturities of long-term debt, and current liabilities held for sale).

(b)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

Summary of Cash Flows
(unaudited)

	Year ended December 31
	2015	2014
	(in millions)
Operating Activities
Net earnings	$1,846	$2,253
Depreciation and amortization	882	894
Asset impairment charges	129	41
Gain on sale of assets and acquisition	(572)	(351)
Other - net	(242)	(135)
Changes in operating assets and liabilities	249	2,260
Total Operating Activities	2,292	4,962

Investing Activities
Purchases of property, plant and equipment	(1,125)	(894)
Net assets of businesses acquired	(479)	(2,758)
Proceeds from sale of business/assets	1,765	414
Marketable securities - net	35	(105)
Other investing activities	(217)	(64)
Total Investing Activities	(21)	(3,407)

Financing Activities
Long-term debt borrowings	1,252	1
Long-term debt payments	(994)	(1,251)
Net borrowings (payments) under lines of credit	(18)	(458)
Purchases of treasury stock	(2,040)	(1,183)
Cash dividends	(687)	(624)
Acquisition of noncontrolling interest	—	(157)
Other	27	95
Total Financing Activities	(2,460)	(3,577)

Increase (decrease) in cash and cash equivalents	(189)	(2,022)
Cash and cash equivalents - beginning of period	1,099	3,121
Cash and cash equivalents - end of period	$910	$1,099

Segment Operating Analysis
(unaudited)

	Quarter ended December 31		Year ended December 31
	2015	2014	2015	2014
	(in '000s metric tons)
Processed volumes
Oilseeds	8,825	8,499	33,817	32,208
Corn	6,077	5,544	23,126	23,668
Milling and Cocoa	1,751	1,853	7,150	7,318
Total processed volumes	16,653	15,896	64,093	63,194

	Quarter ended December 31		Year ended December 31
	2015	2014	2015	2014
	(in millions)
Revenues
Agricultural Services	$8,029	$10,304	$29,682	$36,288
Corn Processing	2,431	3,048	9,995	12,282
Oilseeds Processing	5,355	6,902	25,217	30,933
Wild Flavors and Specialty Ingredients	531	551	2,407	1,368
Other	99	89	401	330
Total revenues	$16,445	$20,894	$67,702	$81,201

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended December 31		Year ended December 31
	2015	2014	2015	2014
Reported EPS (fully diluted)	$1.19	$1.08	$2.98	$3.43
Adjustments:
LIFO (credit) charge (a)	0.01	(0.01)	—	(0.23)
Gain on acquisition/sale of assets (b)	(0.70)	(0.14)	(0.83)	(0.29)
Asset impairment, restructuring, and settlement charges (c)	0.24	0.13	0.37	0.16
Wild-related charges (d)	—	0.03	—	0.13
Loss on debt extinguishment (e)	—	—	0.19	—
U.S. biodiesel credits (f)	(0.05)	(0.09)	—	—
Valuation allowance release (g)	(0.11)	—	(0.11)	—
Effective tax rate adjustment (h)	0.03	—	—	—
Sub-total adjustments	(0.58)	(0.08)	(0.38)	(0.23)
Adjusted earnings per share (non-GAAP)	$0.61	$1.00	$2.60	$3.20

Memo: Timing effects (gain) loss
Corn (i)	0.01	(0.01)	0.01	(0.02)
Cocoa (j)	(0.04)	(0.01)	(0.06)	0.02
Sub-total timing effects	(0.03)	(0.02)	(0.05)	—
Adjusted EPS excluding timing effects (non-GAAP)	$0.58	$0.98	$2.55	$3.20

(a)	The company’s pretax changes in its LIFO reserves during the period, tax effected using the Company’s U.S. effective income tax rate.

(b)
Current quarter gain of $397 million, pretax, related to the sale of the global cocoa business and the revaluation of the Company’s previously held investment in Eaststarch C.V. in conjunction with the acquisition of the remaining interest, tax effected using the applicable tax rates. YTD gain also includes the sale of the global chocolate business, the revaluation of the Company’s previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest, the sale of assets to the new Barcarena export terminal joint venture in Brazil, and sale of the lactic business, tax effected using the applicable tax rates.

(c)
Current period charges of $171 million for the quarter and $267 million YTD, pretax, primarily related to impairment of certain long-lived assets, pension and other settlement, exit costs, and restructuring charges, tax effected using the applicable tax rates. Prior period charges related to impairment of certain long-lived assets, pension settlement, relocation of the global headquarters to Chicago, IL, Toepfer integration costs following the acquisition of the noncontrolling interest, and other restructuring charges, tax effected, using the applicable tax rates.

(d)
Charges of $33 million in Q4'14, pretax, related to restructuring charges, tax effected using the Company's U.S. effective tax rate. YTD charges in 2014 also include the loss on Euro foreign currency derivative contracts to economically hedge the anticipated Wild Flavors acquisition of $101 million, pretax, tax effected using the Company's U.S. effective income tax rate.

(e)	Debt extinguishment charge of $189 million, pretax, related to cash tender offers of certain of the Company's outstanding debentures, tax effected using the Company's U.S. effective income tax rate.

(f)
Current period credits of $34 million, pretax, related to U.S. biodiesel blending credits attributable to prior quarters in 2015. Prior period credits of $52 million, pretax, related to U.S. biodiesel blending credits attributable to prior quarters in 2014.

(g)	Release of valuation allowance of $66 million for certain deferred tax assets triggered by acquisitions and restructurings.

(h)	Impact to EPS due to the change in annual effective tax rate.

(i)	Corn timing effects for corn hedge ineffectiveness gains tax effected using the Company's U.S. effective income tax rate.

(j)	Cocoa timing effects tax effected using the Company's effective income tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on Reported EPS of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of ongoing business performance. These non-GAAP financial measures are not intended to replace or be an alternative to Reported EPS, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item and timing effect.